UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace

London, W2 6LG

United Kingdom

(Address of Principal Executive Offices)

+44 20 33250660

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

LivaNova PLC (“LivaNova” or the “Company”) previously announced that it entered into that certain Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated March 8, 2018, with MicroPort Cardiac Rhythm B.V., a company with limited liability incorporated under the laws of the Netherlands, and MicroPort Scientific Corporation, a company with limited liability incorporated under the laws of the Cayman Islands, for the sale of LivaNova’s Cardiac Rhythm Management (“CRM”) business franchise (the “CRM Sale”). The CRM Sale closed on April 30, 2018 for the purchase price of approximately $197.3 million, including certain customary closing adjustments. A description of the Purchase Agreement is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2018, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 30, 2018, the Company issued a press release announcing the closing of the CRM Sale. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to the closing of the CRM Sale, a regional antitrust authority in France initiated an investigation into the French cardiac rhythm management market, and a subsidiary of the CRM business operating the business in Clamart, France is one of the companies being investigated. The subsidiary under investigation believes it is in full compliance with all applicable laws and is, and intends to, continue cooperating with the relevant authorities. Nevertheless, the Company has agreed to provide a limited indemnity to the purchasers of the CRM business of generally up to €16.5 million relating to such investigation.

The information disclosed under this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Exchange Act or the United States Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.01	Stock and Asset Purchase Agreement, dated as of March 8, 2018, by and among LivaNova PLC, MicroPort Cardiac Rhythm B.V. and MicroPort Scientific Corporation (incorporated by reference to Exhibit 2.1 to LivaNova PLC’s Current Report on Form 8-K filed on March 8, 2018).

99.1	Press Release, dated April 30, 2018.

EXHIBIT INDEX

Exhibit	Description

2.01	Stock and Asset Purchase Agreement, dated as of March 8, 2018, by and among LivaNova PLC, MicroPort Cardiac Rhythm B.V. and MicroPort Scientific Corporation (incorporated by reference to Exhibit 2.1 to LivaNova PLC’s Current Report on Form 8-K filed on March 8, 2018).

99.1	Press Release, dated April 30, 2018.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits attached hereto) contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements due to risks and uncertainties that may be beyond LivaNova’s control, including without limitation risks relating to the sale of the CRM business franchise and unexpected costs or liabilities that may arise from such sale. You should carefully consider the risks and uncertainties that affect LivaNova, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All forward-looking statements speak as of the date hereof. The Company does not undertake or assume any obligation to update publicly any forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: April 30, 2018	By:	/s/ Catherine Moroz
	Name:	Catherine Moroz
	Title	Company Secretary